UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NEOMEDIA TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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100 West Arapahoe Avenue, Suite 9, Boulder, CO 80302

NOTICE OF POSTPONEMENT

OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE TO THE STOCKHOLDERS OF NEOMEDIA TECHNOLOGIES, INC.:

The 2013 Annual Meeting of Stockholders of NeoMedia Technologies, Inc. (the “Company”), scheduled to be held on Friday, August 9, 2013, has been postponed and will now take place on Tuesday, September 3, 2013, at 2:00 P.M., local time at the offices of the Company, at 100 West Arapahoe Avenue, Suite 9, Boulder, CO 80302. No changes have been made to the record date or the proposals to come before the Annual Meeting, which are presented in the Proxy Statement and related materials that we previously mailed to you on or about July 8, 2013 and filed with the Securities and Exchange Commission on July 8, 2013.

The Company initially decided to postpone the Annual Meeting after it was informed of processing issues related to The Depository Trust Company's chill on the Company's common stock that have caused certain delays and complications with respect to the voting of shares. The Company is further postponing to provide all stockholders affected by processing errors the ability to accurately vote their shares and to provide additional time to solicit proxies from the Company’s stockholders.

Only stockholders of record at the close of business on July 5, 2013 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

We sincerely apologize for any inconvenience this problem or resulting delay may cause you and very much appreciate your understanding. If you have any questions regarding any of the foregoing information, please contact the Company’s Investor Relations Department at IR@neom.com.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. If you have already submitted a proxy or voting instructions and do not wish to change your vote, you do not need to take any further action and your shares will be voted as originally directed by you. If you have not yet submitted a proxy or voting instructions or if you wish to change your vote, please be sure to vote over the Internet or by telephone. Instructions for using these services are set forth on the proxy card mailed by the Company in connection with the Annual Meeting. You may also vote your shares by marking your votes on the proxy card mailed by the Company in connection with the Annual Meeting, signing and dating it and mailing it in the business reply envelope provided. If you attend the Annual Meeting, you may withdraw your previously submitted proxy and vote in person.

By Order of the Board of Directors

August 7, 2013	Laura A. Marriott Chief Executive Officer

Important Notice Regarding Availability of Proxy Materials

For the 2013 Annual Meeting of Stockholders to be Held on September 3, 2013

The Proxy Statement and Annual Report to Stockholders

are available at www.proxyvote.com